UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 2, 2022

VIRTRA, INC.

(Exact name of Registrant as Specified in Its Charter)

Nevada	001-38420	93-1207631
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

7970 S. Kyrene Rd.
Tempe, AZ	85284
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (480) 968-1488

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	VTSI	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 2, 2022, VirTra, Inc. announced the appointment of John Givens as its co-Chief Executive Officer. Mr. Givens has been serving as a director of VirTra since November 2020. Information about his business background may be found in the press release, which is filed as an exhibit to this report.

VirTra has agreed to pay Mr. Givens an initial annual base salary of $298,990, subject to annual review. VirTra issued Mr. Givens a signing bonus of 64,815 shares of common stock which are restricted from transfer until the earlier of: i) 12 months of employment having lapsed or ii) the Company terminating employment with Mr. Givens without cause.

Mr. Givens was also granted 288,889 performance-based restricted stock units pursuant to VirTra’s 2017 Equity Incentive Plan. Beginning on the last business day of August 2022, a tranche of restricted stock units, having an approximate value of $40,000, based on current prices, may vest if the Company has achieved net profit for the twelve months ending June 30, 2022 of at least $2,500,000. For every $500,000 earned in excess of $2,500,000 another tranche will vest. If the maximum net profit of $7,000,000 is achieved, ten tranches would vest. Similarly, on the last business day of August 2023, a tranche of restricted stock units may vest if the Company has achieved a net profit of at least $3,000,000, with the potential to have additional tranches vest up to a maximum of $9,000,000 in net profit. This vesting arrangement continues with the last business day of August 2024, with the minimum net profit threshold being $3,500,000 and the maximum net profit being $11,000,000.

The vesting schedule notwithstanding, the Compensation Committee shall have the discretion to declare the vesting of any number of restricted stock units should the Company experience unusual results of operations, such as falling below the net profit threshold one year and exceeding the maximum net profit the following year, so long as the total number of restricted stock units declared to be vested does not exceed the amount awarded. Additionally, while a maximum net profit per year has been set for allocation of the available shares at this time, it is very possible that the Company will exceed these levels during the next 3 years and if such performance occurs, the Compensation Committee will meet to determine if additional compensation is in the best interests of the Company at that time.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit
99.1	Press release dated May 2, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIRTRA, INC.

Date: May 2, 2022	By:	/s/ Robert D. Ferris
	Name:	Robert D. Ferris
	Title:	Chief Executive Officer